Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-82125 and 333-17533) of Portola Packaging, Inc. of our report dated November 3, 2004, except for the fifth paragraph of Note 9 and the second paragraph of Note 19 as to which the date is November 24, 2004 and Note 2, as to which the date is April 19, 2005 and the fourth, fifth and sixth paragraphs of Note 19, as to which the date is May 2, 2005, relating to the financial statements and our report dated November 3, 2004, except for the fifth paragraph of Note 9 and the second paragraph of Note 19 as to which the date is November 24, 2004 and Note 2, as to which the date is April 19, 2005 and the fourth, fifth and sixth paragraphs of Note 19, as to which the date is May 2, 2005 relating to the financial statement schedule, which appears in this Amendment No. 2 on Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania

May 5, 2005